K & L GATES                                  Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                            1601 K Street NW
                                            Washington, D.C. 20006-1600
                                            T 202.778.9000  www.klgates.com

April 27, 2007

Direxion Insurance Trust
33 Whitehall Street, 10th Floor
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to Direxion Insurance Trust, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of Post-Effective Amendment No. 28 to the Trust's Registration Statement on Form N-1A (File Nos. 333-93813; 811-09761) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest of the classes and funds listed on Exhibit A, each a series of the Trust (the “Shares”), under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Declaration of Trust, as amended, and Bylaws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that: (1) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (2) when issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

K & L GATES
Direxion Insurance Trust
April 27, 2007

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

EXHIBIT A

Direxion Insurance Trust

VP Biotech Bull 1.25X Fund	VP Biotech Bear 1.25X Fund
VP Commodity Bull 1.25X Fund	VP Commodity Bear 1.25X Fund
VP Developed Markets Bull 1.25X Fund	VP Developed Markets Bear 1.25X Fund
VP Dollar Bull 1.25X Fund	VP Dollar Bear 1.25X Fund
VP Emerging Markets Bull 1.25X Fund	VP Emerging Markets Bear 1.25X Fund
VP Equity Income Bull 1.25X Fund	VP Equity Income Bear 1.25X Fund
VP Financial Bull 1.25X Fund	VP Financial Bear 1.25X Fund
VP Healthcare Bull 1.25X Fund	VP Healthcare Bear 1.25X Fund
VP Japan Bull 1.25X Fund	VP Japan Bear 1.25X Fund
VP Latin America Bull 1.25X Fund	VP Latin America Bear 1.25X Fund
VP Mid Cap Bull 1.25X Fund	VP Mid Cap Bear 1.25X Fund
VP NASDAQ-100® Bull 1.25X Fund	VP NASDAQ-100® Bear 1.25X Fund
VP Oil & Gas Bull 1.25X Fund	VP Oil & Gas Bear 1.25X Fund
VP Precious Metals Bull 1.25X Fund	VP Precious Metals Bear 1.25X Fund
VP Real Estate Bull 1.25X Fund	VP Real Estate Bear 1.25X Fund
VP S&P 500® Bull 1.25X Fund	VP S&P 500® Bear 1.25X Fund
VP Small Cap Bull 1.25X Fund	VP Small Cap Bear 1.25X Fund
VP 10 Year Note Bull 1.75X Fund	VP 10 Year Note Bear 1.75X Fund
VP Total Market Bull 1.25X Fund	VP Total Market Bear 1.25X Fund
VP U.S. Government Money Market Fund

Dynamic VP HY Bond Fund

Evolution VP All-Cap Equity Fund
Evolution VP Large Cap Fund
Evolution VP Managed Bond Fund
Evolution VP Small Cap Fund
Evolution VP Total Return Fund

A-1